EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 of the Prospectus, Proxy Statement/Prospectus, and Registration Statement on Form S-1 of our reports dated March 7, 2014 relating to our audits of the consolidated financial statements and internal control over financial reporting of Meridian Interstate Bancorp, Inc. and subsidiaries for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in this Prospectus, Proxy Statement/Prospectus, and Registration Statement.

Boston, Massachusetts

April 25, 2014